                                                                    Exhibit 99.1

                               ALLIEDSIGNAL INC.

      Special Meeting of Shareowners
            101 Columbia Road
       Morris Township, New Jersey

                  , 1999

                10:00 A.M.                            [MAP]

             You May Vote by
           Telephone or by Mail
    (see instructions on reverse side)

                             Your Vote is Important

           Detach proxy card here if you are not voting by telephone.

--------------------------------------------------------------------------------
[LOGO]

                                                                           PROXY

This Proxy is Solicited on Behalf of the Board of Directors of AlliedSignal Inc.
                     Special Meeting of Shareowners   , 1999

     The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at
the Special Meeting of Shareowners of AlliedSignal Inc. to be held on   , 1999,
and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                                    -------

     Your vote on the proposed merger, including the related issuance of shares of our common stock, and your vote on the proposed amendment to AlliedSignal's certificate of incorporation, both of which are described in the accompanying joint proxy statement/prospectus, may be specified on the reverse side.

NOTE: After signing and dating, please insert this Proxy in the enclosed envelope so that the address at right shows through the window.

ALLIEDSIGNAL INC.
P.O. BOX #####
NEW YORK, N.Y. #####-####

     IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

[ALLIEDSIGNAL LOGO]

                                VOTE BY TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

                                   TELEPHONE

                                  ###-###-####

Use any touch-tone telephone to vote your shares, toll-free. Have your proxy card in hand when you call. You will be prompted to enter your "Control Number", located in the box below, and then follow the recorded instructions.


Your telephone vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you marked, signed and returned the proxy card.


               Call Toll-Free To Vote * It's Fast And Convenient
                                  ###-###-####


                                      MAIL

To vote your shares by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.


If you have voted by telephone, please do not mail back your proxy card. Telephone voting will not be available after 5:00 P.M. (E.D.T.) on , 1999.


                               CONTROL NUMBER FOR
                                TELEPHONE VOTING


           Detach proxy card here if you are not voting by telephone.

-------------------------------------------------------------------------------

Please complete (X) in blue or black ink.
-------------------------------------------------------------------------------
A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc., and a subsidiary of AlliedSignal, including the related issuance of shares of our common stock.

   FOR [ ]                    AGAINST [ ]                        ABSTAIN [ ]


2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

   FOR [ ]                    AGAINST [ ]                        ABSTAIN [ ]
-------------------------------------------------------------------------------

Please complete (X) if you:

Plan to attend the    [X]     Have written comments   [X]
Special Meeting               on this card



Please sign exactly as name appears on this Proxy. Joint owners should all sign. Executors, administrators, trustees and others acting in a representative capacity should indicate title when signing.


Dated______________________________ ,1999

Signed___________________________________

      ___________________________________
      Please sign, date and return this
      Proxy promptly in the enclosed envelope.

      Please complete (X) if you want your vote kept confidential under the policy described on page 76 of the accompanying joint proxy statement/prospectus. [X]


                      PLEASE DETACH HERE

             Detach this portion of the proxy card
                     before returning it.

                                                                    EXHIBIT 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of
AlliedSignal Inc. to be held on            , 1999, and at any and all
adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc. and a proposed amendment to AlliedSignal's certificate of incorporation described in the accompanying joint proxy statement/prospectus may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

--------------------------------------------------------------------------------
A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc., and a subsidiary of AlliedSignal, including the related issuance of shares of our common stock.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

                                    PLEASE SIGN EXACTLY AS NAME APPEARS.

                                    Dated_____________________________, 1999

                                    Signed__________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                    EXHIBIT 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of
AlliedSignal Inc. to be held on            , 1999, and at any and all
adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc. and a proposed amendment to AlliedSignal's certificate of incorporation described in the accompanying joint proxy statement/prospectus may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

--------------------------------------------------------------------------------
A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc., and a subsidiary of AlliedSignal, including the related issuance of shares of our common stock.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

                                    PLEASE SIGN EXACTLY AS NAME APPEARS.

                                    Dated_____________________________, 1999

                                    Signed__________________________________


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                    EXHIBIT 99.1

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN (THE
                                    'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Special Meeting of Shareowners of
AlliedSignal Inc. to be held on            , 1999, and at any and all
adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                            ------------------------
     Your vote on the proposed merger of a subsidiary of AlliedSignal Inc. with Honeywell Inc. and a proposed amendment to AlliedSignal's certificate of incorporation described in the accompanying joint proxy statement/prospectus may be specified on the reverse side.

     IF THIS CARD IS PROPERLY SIGNED, DATED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' PROPOSALS 1 AND 2. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

--------------------------------------------------------------------------------
A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Proposed merger to be implemented pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, among AlliedSignal Inc., Honeywell Inc., and a subsidiary of AlliedSignal, including the related issuance of shares of our common stock.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

2. Proposal to amend AlliedSignal's certificate of incorporation to increase the number of authorized shares of common stock from one billion to two billion shares, to increase the number of authorized shares of preferred stock from 20 million to 40 million shares and to eliminate several series of preferred stock not currently outstanding.

   FOR [ ]                    AGAINST [ ]              ABSTAIN [ ]

                                    PLEASE SIGN EXACTLY AS NAME APPEARS.

                                    Dated_____________________________, 1999

                                    Signed__________________________________


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.